UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
Filed by the Registrant                                 ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
ONYX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

2100 Powell Street
Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Onyx Pharmaceuticals, Inc., a Delaware corporation (also referred to as “we,” “us,” “Onyx,” and the “Company”). The meeting will be held on Thursday May 25, 2006 at 10:00 a.m. local time at 2100 Powell Street, Emeryville, California 94608 for the following purposes:

1. To elect three directors to hold office until the 2009 Annual Meeting of Stockholders.

2. To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 shares.

3. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 75,000 shares.

4. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 18, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert L. Jones
Secretary

Emeryville, California
April 21, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ONYX PHARMACEUTICALS, INC.
2100 Powell Street
Emeryville, CA 94608

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 18, 2006 will be entitled to vote at the annual meeting. On this record date, there were 41,392,619 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 18, 2006 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 18, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1. Election of three directors;

2. Approval of proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 shares;

3. Approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 75,000 shares; and

4. Ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet, as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 18, 2006. For example, three directors shall be elected to fill three vacancies on the Board pursuant to Proposal No. 1, and each vacancy is considered a different matter.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the three nominees for director; “For” approval and adoption of the amendment to our Certificate of Incorporation; “For” approval and adoption of the amendment to our Employee Stock Purchase Plan; and “For” ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 2100 Powell Street, Emeryville, California 94608.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2006 to our Secretary at 2100 Powell Street, Emeryville, California 94608. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, the proposal must be received by the Company between February 24, 2007 and March 26, 2007. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	To be approved, Proposal No. 1, for the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, for the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000, must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you do not vote or if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, for the amendment to the Company’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 75,000 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 41,392,619 shares outstanding and entitled to vote. Thus, 20,696,310 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

Proposal 1 — Election Of Directors

Our Amended and Restated Certificate of Incorporation and our Bylaws provide that the Board of Directors shall be divided into three classes: Class  I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) serves for the remainder of the full term of the class of directors to which he or she was elected and until that director’s successor is elected and qualified. The Board of Directors typically schedules a board meeting on the day of the annual meeting of stockholders and it is our policy to invite nominees for directors to attend the Annual Meeting. All but one of the directors attended the 2005 Annual Meeting of Stockholders.

The Board of Directors is presently composed of seven members. There are three directors in Class I, each of whose term of office expires in 2006. Each of the nominees for election to Class I, Paul Goddard, Antonio J. Grillo-López and Wendell Wierenga, is currently a member of our Board of Directors and was previously elected by stockholders. If elected at the Annual Meeting, the nominees would serve until the 2009 annual meeting and until his successor is elected and has qualified, or until that director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee as management may propose. Dr. Goddard, Dr. Grillo-López, and Dr. Wierenga have each agreed to serve, if elected, and management has no reason to believe that any of them will be unable to serve.

The following is a brief biography of each nominee for director.

Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting —  Class I

Paul Goddard, Ph.D., age 56, has served as a Director since February 1997. Dr. Goddard is currently Chief Executive Officer and Chairman of the board of directors of ARYx Therapeutics, Inc. From August 1998 to March 2000, Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals, Inc., a biotechnology company and a division of Elan plc. From 1991 to 1998, Dr. Goddard served as Chief Executive Officer and Chairman of the Board of Neurex Corporation, a biotechnology company, until Neurex Corporation was acquired by Elan Corporation plc. Dr. Goddard also serves on the boards of directors of Molecular Devices Corporation, Adolor Corporation and A.P. Pharma, Inc., where he is also Chairman of the Board. He completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary’s Hospital, University of London.

Antonio J. Grillo-López, M.D., age 66, has served as a Director since September 2002. From November 1992 to January 2001, Dr. Grillo-López served as Chief Medical Officer of IDEC Pharmaceuticals Corporation and from January 2001 to November 2003 held the position of Chief Medical Officer Emeritus of IDEC Pharmaceuticals Corporation. Dr. Grillo-López serves on the board of directors of Favrille, Inc. and on the scientific advisory boards of Favrille, Inc., Conforma Therapeutics Corporation, Seattle Genetics, Inc., Attenuon LLC and Nereus Pharmaceuticals. Dr. Grillo-López holds a B.S. and an M.D. from the University of Puerto Rico.

Wendell Wierenga, Ph.D., age 58, has served as a Director since December 1996. Since September 2003, Dr. Wierenga has served as Executive Vice President, Research and Development of Neurocine Biosciences, Inc., a biotechnology company. From September 2000 to August 2003, Dr. Wierenga served as the Chief Executive Officer of Syrrx, Inc., a biotechnology company. From February 1999 to August 2000, Dr. Wierenga served as Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development for the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company, a subsidiary of Pfizer Inc, and from 1990 to 1999 as Senior Vice President of Research of Parke-Davis. Dr. Wierenga served as Vice President of Medtech Ventures of Warner-Lambert, an investment fund, from 1992 to 2000. Dr. Wierenga serves on the boards of directors of Ciphergen Biosystems, Inc., XenoPort, Inc., and Ambit Biosciences Corporation. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2007 Annual Meeting — Class II

Corinne H. Lyle, age 45, has served as a director since October 2005. She is currently President of Global Operations at Edwards Lifesciences Corporation, a leading cardiovascular technology company. Ms. Lyle served as Corporate Vice President, Chief Financial Officer and Treasurer of Edwards Lifesciences Corporation from May 2003 until December 2005. From 1998 until 2003, Ms. Lyle was Vice President and Chief Financial Officer of Tularik, Inc, a biotechnology company. From 1996 until 1998, Ms. Lyle was Executive Director for the health care group at Warburg Dillon Read LLC, an investment bank. Previously, from 1994 to 1996, she was Senior Vice President for the health care group at PaineWebber, Inc., an investment bank. Ms. Lyle serves on the board of directors of Neurocrine Biosciences, Inc., a biopharmaceutical company. Ms. Lyle received her undergraduate degree from Stanford University and her M.B.A. from Harvard Business School.

Thomas G. Wiggans, age 54, has served as a Director since March 2005. Mr. Wiggans has served as Chairman of the Board and Chief Executive Officer of Connetics Corporation, a biotechnology company, since January 2006, as Chief Executive Officer and a director of Connetics from July 1994 to December 2005 and as President of Connetics from July 1994 to February 2005. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics, a biotechnology company. From 1980 to 1992, Mr. Wiggans served in various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans is currently a director of Tercica, Inc., the Biotechnology Industry Organization (BIO), and serves on the Board of Overseers of the Hoover Institution at Stanford University and the Board of Trustees of the University of Kansas Endowment Association. In addition, he is Chairman of the Biotechnology Institute, a non-profit educational organization. Mr. Wiggans holds a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University.

Directors Continuing in Office Until the 2008 Annual Meeting — Class III

Magnus Lundberg, age 50, has served as a Director since June 2000. Since April 2004, Mr. Lundberg has served as President and Chief Executive Officer of Phadia AB, a privately held diagnostic company, and formerly a division of Pfizer Inc, a pharmaceutical company. From March 1999 to April 2004, Mr. Lundberg served as

President and Chief Executive Officer of Phadia AB, while it was a division of Pfizer. From September 1996 to March 1999, Mr. Lundberg served as President of both Chiron Therapeutics and Chiron Vaccines, each a division of Chiron Corporation, a biotechnology company. From 1981 to 1996, Mr. Lundberg held various management positions at Pharmacia Corporation, a pharmaceutical company acquired by Pfizer in 2003. Mr. Lundberg holds an M.Sc. in Biology and Biochemistry from Abo Akademi in Turku, Finland.

Hollings C. Renton, age 59, has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining us, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from 1990 to 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to 1990. Mr. Renton serves on the boards of directors of Cepheid Corporation and Rigel Pharmaceuticals, Inc. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that none of our directors or nominees for director have a material or other disqualifying relationship with the Company and all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Renton, our Chairman, President and Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

In September 2005, the Board of Directors documented our corporate governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, the role of the Board, director education, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://www.onyx-pharm.com/wt/page/corp gov; however, information found on our website is not incorporated by reference into this report.

As required under applicable Nasdaq listing standards, in fiscal 2005 our independent directors met, a total of three times in regularly scheduled executive sessions at which only independent directors were present. Our independent Board committees also met regularly in executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of: Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2005 for each of the Board committees:

Nominating and
Corporate
Name	Audit	Compensation	Governance

Paul Goddard, Ph.D.		X*	X
Antonio Grillo-López, M.D.			X&theta;
Magnus Lundberg	X
Corinne H. Lyleº	X*
Hollings C. Renton
George A. Scangos†	X
Nicole Vitullo+	X*	X	X
Wendell Wierenga, Ph.D.		X☐	X*
Thomas G. Wiggans†	X	X☐
Total meetings in fiscal year 2005	7	6	3

*	Committee Chairperson

&theta;	Dr. Grillo- López was appointed to the Nominating and Corporate Governance Committee on October 5, 2005.

º	Ms. Lyle was appointed to our Board and Audit Committee, to serve as Chair of the Audit Committee, on October 5, 2005.

†	On March 8, 2005, Mr. Scangos resigned from our Board and Audit Committee. On March 9, 2005, Mr. Wiggans was appointed to serve on our Board and Audit Committee.

+	Ms. Vitullo resigned from our Board, Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee on October 4, 2005.

☐	Dr. Wierenga and Mr. Wiggans were appointed to the Compensation Committee on October 5, 2005.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in his or her service as a member of our Board and the committees on which he or she serves.

Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least quarterly to review the financial results of the fiscal quarters and the annual audit and discuss the financial statements; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; evaluates the independent registered public accounting firm’s performance; and receives and considers the independent registered public accounting firm’s comments as to scope, adequacy and effectiveness of financial reporting controls. Three directors comprise the Audit Committee: Mr. Lundberg, Mr. Wiggans and Ms. Lyle, who replaced Ms. Vitullo as Chair of the Committee in October 2005. The Committee met seven times during the 2005 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that has been approved by the Board of Directors. Our Audit Committee Charter can be found on our corporate website at http://www.onyx-pharm.com/wt/page/corpgov.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Ms. Lyle qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Ms. Lyle’s level of knowledge and experience based on a number of factors, including her formal education and experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Compensation Committee

The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of other senior management, including executive officers; and administers our equity incentive and purchase plans. Our Compensation Committee Charter can be found on our corporate website at http://www.onyx-pharm.com/wt/page/corp gov. Three directors comprise the Compensation Committee: Dr. Goddard, Dr. Wierenga and Mr. Wiggans. The Compensation Committee met six times during the fiscal year ended December 31, 2005. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending incumbent directors to the Board for reelection to the Board, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.onyx-pharm.com/wt/page/corp gov. Three directors comprise the Nominating and Corporate Governance Committee: Dr. Goddard, Dr. Wierenga and Dr. Grillo-López. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2005. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having the highest personal integrity and ethics, possessing relevant expertise, having sufficient time, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and any other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews the directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5 percent of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2100 Powell Street, Emeryville, California 94608 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. The deadline for nominating a director for the 2007 Annual Meeting of Stockholders is December  28, 2006. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

The Board of Directors met ten times during the last fiscal year. All directors except Mr. Lundberg attended at least 75 percent of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Lundberg attended all regular meetings of the Board held during the fiscal year ended December 31, 2005; however, he was unable to attend three special meetings of the Board.

Stockholder Communications With The Board Of Directors

Historically, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may direct communications to a particular director, or to the independent directors generally, in care of: Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608.

Code Of Ethics

We have adopted the Onyx Pharmaceuticals, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on our website at http://www.onyx-pharm.com/wt/page/corp gov. If we make any substantive amendments to the Code of Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Proposal 2

Approval Of Increase In Number Of Authorized Shares Of Common Stock

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Restated Certificate”) to increase the Company’s authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to currently authorized common stock of the Company. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Restated Certificate with the Secretary of State of the State of Delaware.

In addition to the 41,385,260 shares of common stock outstanding on March 31, 2006, as of December 31, 2005 the Board had reserved 3,806,081 shares for issuance upon exercise of options, warrants, and rights granted under our equity compensation plans and 3,649,049 shares available for future issuance under our equity compensation plans.

Although at present the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Approval of the Amendment to the Employee Stock Purchase Plan

Stockholders are hereby requested to approve an amendment to our Employee Stock Purchase Plan (the “Purchase Plan”) to add an additional 75,000 shares to the number of shares of Common Stock issuable under the Purchase Plan.

The purpose of the amendment is to ensure that the Company will have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company with the opportunity to purchase shares of Common Stock at periodic purchase dates through their accumulated payroll deductions.

The Board believes that the number of shares currently available for issuance under the Purchase Plan is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for our success.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

The terms and provisions of the Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s home page at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608.

The following is a summary of the material features of the Purchase Plan:

Purpose

The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our Common Stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those persons to exert maximum efforts toward our success.

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. The Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase our Common Stock, and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Purchase Plan.

The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Stock Subject to Purchase Plan

The number of shares of Common Stock reserved for issuance over the term of the Purchase Plan is limited to 400,000 shares, assuming stockholder approval of the 75,000-share increase that is the subject of this Proposal. As of December 31, 2005, an aggregate of 286,412 shares of our Common Stock had been issued under the Purchase Plan, and 38,588 shares of Common Stock remained available for future issuance.

Offering Periods

Shares of Common Stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by the Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates as determined by the Board prior to the commencement of that offering period. The Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of Common Stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of Common Stock, subject to certain limitations.

Formerly, the Board established offering periods of 24 months in duration. The current offering period began on the first business day in July 2004 and is scheduled to end on the last business day in June 2006. On March 1, 2006, the Board determined that all offering periods beginning thereafter will have a duration of six (6) months, with a single purchase date on the last business day of each offering period. As a result, the first of the new six (6) month offering periods will begin on the first business day in July 2006 and is scheduled to end on the last business day in December 2006. Subsequent offering periods are scheduled to run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December in each year. The purchase dates are scheduled for the last business days of June and December each year.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any of our parent or subsidiary companies designated by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in our continuous employment for such continuous period preceding the first day of the offering period as the Board may require, but in no event may the required period of continuous employment be greater than two (2) years. The Board may provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of us or of any of our parent or subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of our Common Stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.

As of March 31, 2006, approximately 100 employees were eligible to participate in the Purchase Plan, of whom approximately 72 were participating.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the beginning of the offering period, an agreement authorizing payroll deductions of up to 15 percent of such employees’ compensation during the offering period.

During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows:

2005 Participation in the Employee Stock Purchase Plan

		Weighted-Average
Executive Officers	Number of	Price per Share
Participating in the	Shares Purchased in	Purchased Under the
Purchase Plan	the Purchase Plan	Purchase Plan

Hollings C. Renton	376	$21.22
Edward F. Kenney	—	—
Leonard E. Post, Ph.D.	596	20.25
Fabio M. Benedetti, M.D.	—	—
Scott Freeman, M.D.	200	20.25
All executive officers as a group(1)	467	21.40
All employees as a group (excluding executive officers)	11,957	20.67

(1)	This total excludes the participation of Dr. Freeman, Dr. Benedetti and Dr. Post, who ceased serving as executive officers prior to the date of this proxy statement.

Purchase Price

The purchase price per share at which shares of Common Stock are sold on each purchase date during an offering period is the lower of (a) 85 percent of the fair market value per share of Common Stock on first day of the offering, or (b) 85 percent of the fair market value per share of Common Stock on that purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering period. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period during an offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may make additional payments into such account only as specifically provided for in the offering and only if the participant has not exceeded certain limitations under the Purchase Plan or such offering period.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may purchase and the maximum aggregate number of shares of Common Stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the next purchase date at the applicable price. See “Withdrawal” below.

Withdrawal

Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by the Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer

Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

In the event that there is any change to the outstanding Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), appropriate adjustments will be made to (a) the class(es) and maximum number of shares of Common Stock subject to the Purchase Plan, (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.

Effect of Certain Corporate Transactions

In the event of certain significant corporate transactions, any surviving or acquiring corporation may assume or substitute similar purchase rights for those outstanding under the Purchase Plan. If the surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of Common Stock immediately prior to the corporate transaction, and such purchase rights will terminate immediately thereafter.

A significant corporate transaction will be deemed to occur in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) a merger or consolidation in which the Company is the surviving corporation, but shares of outstanding Common Stock are converted into other property by virtue of the corporate transaction, or (d) any person or group acquires securities representing at least 50 percent of the combined voting power entitled to vote in the election of directors of the Company.

Termination and Amendment

The Board may suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if such amendment (a) would increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, (c) is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations.

Purchase rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were paid directly to the participants. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) fifteen percent of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) fifteen percent of the fair market value of the shares at the beginning of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Securities Authorized for Issuance
Under Equity Compensation

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available For
	Securities to be		Future Issuance Under
	Issued Upon Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column a)
Plan Category(1)	Column a	Column b	Column c

Equity compensation plans approved by security holders	3,806,081	$21.17	3,649,049	(2)

(1)	The Company has no equity compensation plans not approved by security holders.

(2)	Of these securities, 38,588 shares remain available for purchase under our Employee Stock Purchase Plan.

Proposal 4

Ratification Of Selection Of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1992. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2005 and December 31, 2004 by Ernst & Young, our principal accountant:

	Fiscal Year Ended
	2005	2004
	(In thousands)

Audit Fees	$464	$369	(1)
Audit-related Fees	—	48
Tax Fees	29	25
Other Fees	—	40

Total Fees	$493	$482

(1)	Includes $25,000 adjustment to audit fees billed to us for the fiscal year ended December 31, 2004 that was approved by the Audit Committee subsequent to the preparation of our 2005 proxy statement.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Ernst & Young for professional services for the audit of our financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, for services related to attestation of management’s assessment of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by the accountant in connection with statutory and regulatory filings; “audit-related fees” include fees related primarily to preparing for the internal control documentation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 “tax fees” are fees for preparation of federal and state income tax returns and related tax advice; and “other fees” are fees related to an audit of 2003 expenses incurred by our collaboration partner, Bayer Pharmaceuticals Corporation, relating to our Nexavar project.

All fees and services described above were pre-approved by the Audit Committee.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 4.

MANAGEMENT

Information with respect to our executive officers and other members of management as of April 18, 2006 is set forth below:

Name	Age	Position

Hollings C. Renton*	59	Chairman of the Board, President and Chief Executive Officer
Edward F. Kenney*	61	Executive Vice President and Chief Business Officer
Henry J. Fuchs, M.D.*	48	Executive Vice President and Chief Medical Officer
Fabio M. Benedetti, M.D.	40	Vice President, Medical Affairs
Scott Freeman, M.D.	49	Vice President, Clinical Development
Gregory J. Giotta, J.D., Ph.D.*	59	Vice President and Chief Legal Counsel
Jeanne Y. Jew	42	Vice President, Corporate & Commercial Development
Randy A. Kelley	50	Vice President, Sales
Gregory W. Schafer*	41	Acting Chief Financial Officer
Julianna R. Wood*	50	Vice President, Corporate Communications & Investor Relations
Marilyn E. Wortzman, C.P.A.*[o]	59	Vice President, Finance & Administration

*	Indicates Executive Officer

[o]	Resignation effective April 18, 2006

Hollings C. Renton has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining us, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from 1990 to 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to 1990. Mr. Renton serves on the boards of directors of Cepheid Corporation and Rigel Pharmaceuticals, Inc. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

Edward F. Kenney joined us in June 2004 as Executive Vice President and Chief Business Officer. From January 1999 to February 2004, he served as Executive Vice President and Chief Operating Officer of Cell Therapeutics, Inc., a pharmaceutical company. From February 1997 to October 1998, Mr. Kenney served as Vice President, Marketing and Sales, at CellPro, Inc., a medical device company. From 1987 to 1996, he held various management positions with Chiron Corporation, most recently as Vice President of Marketing and Sales for Chiron Therapeutics. Mr. Kenney holds a B.S. in Zoology and an M.S. in Natural Resources from Ohio State University.

Henry J. Fuchs, M.D., joined us in September 2005 as Executive Vice President and Chief Medical Officer. From January 2003 to June 2005, Dr. Fuchs served as Chief Executive Officer of IntraBiotics, a biotechnology company, as President and Chief Operating Officer of IntraBiotics from November 2001 to January 2003 and as Vice President of Clinical Affairs of IntraBiotics from 1996 to 2001. From 1987 to 1996, Dr. Fuchs was employed by Genentech where he held a number of positions of increasing responsibility. While at Genentech he led the clinical team that played an integral role in the approval of Herceptin, a breast cancer treatment, as well as Pulmozyme, a therapeutic for cystic fibrosis. Dr. Fuchs earned an M.D. degree from George Washington University and a B.A. in biochemical sciences from Harvard College. Dr. Fuchs serves on the board of directors of IntraBiotics.

Fabio Benedetti, M.D. joined us in January 2005 as Vice President, Medical Affairs. From May 2002 to January 2005, he served as Vice President of Global Medical Affairs at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. From July 1999 to May 2002, Dr. Benedetti served in various management positions, including Senior Medical Director of Oncology at Bristol-Meyers Squibb, a pharmaceuticals company. From

September 1997 to June 1999, he served as Medical Director at Roche Laboratories, Inc., a healthcare company. Dr. Benedetti holds an M.D. from Brown University Medical School. Dr. Benedetti completed his residency at the University of Rochester followed by his oncology/hematology fellowship at Memorial Sloan-Kettering Cancer Center.

Scott Freeman, M.D. has served as Vice President, Clinical Development since March 2001. From July 1998 to March 2001, Dr. Freeman served as Clinical Project Director at Schering-Plough, a pharmaceutical company, where he worked on gene therapy and novel biologics programs. From 1992 to 1998, Dr. Freeman served as Associate Professor and Medical Director of the Blood Center at Tulane University. Dr. Freeman holds an M.D. from the University of Nevada-Reno and completed his residency at the University of Minnesota.

Gregory J. Giotta, Ph.D., J.D. joined us in June 1995 as Vice President and Chief Legal Counsel. Prior to joining us, Dr. Giotta served as Vice President and Chief Intellectual Property Attorney at Glycomed Corporation, a biotechnology company, from 1992 to 1995. Dr. Giotta earned a Ph.D. from the University of California at Santa Cruz and a J.D. from the University of San Diego.

Jeanne Y. Jew joined us as Vice President, Corporate and Commercial Development in November 2002. From October 2001 to November 2002, Ms. Jew served as Vice President, Business Development at Deltagen, Inc., a biotechnology company. From April 1997 to October 2001, Ms. Jew served in various management positions at Coulter Pharmaceutical, Inc., a biotechnology company, which was acquired by Corixa Corporation, a biotechnology company, including Vice President, Business Development from December 2000 to October 2001. She received her B.A. from Wesleyan University and holds an M.B.A. in International Business and Finance from Cornell University.

Randy A. Kelley joined us in September 2004 as Vice President, Sales and Marketing. Mr. Kelley became Vice President, Sales, effective January 2006. From April 1994 to September 2004, Mr. Kelley served in various senior marketing and sales positions at Chiron Corporation, a biotechnology company, most recently as Vice President, North America Sales, from 2000 to September 2004. From 1990 to 1994, Mr. Kelley held various sales positions at Immunex Corporation, a biotechnology company, including Vice President of Sales from 1993 to 1994. Mr. Kelley holds a B.A. in liberal arts from the University of the Pacific.

Gregory W. Schafer joined us in April 2006 as Acting Chief Financial Officer. From March 2006 until his appointment as Acting Chief Financial Officer, Mr. Schafer had served as a consultant to us. Mr. Schafer has served as a senior financial consultant to several public biotechnology companies from August 2004 to his appointment as our Acting Chief Financial Officer, including IntraBiotics Pharmaceuticals from January 2005 to September 2005 where he served as Acting Chief Financial Officer from March 2005 to June 2005. From May 1997 to August 2004, Mr. Schafer was employed by Cerus Corporation, a public biotechnology company, serving as Vice President and Chief Financial Officer from May 1999 until August 2004, and prior to that as Director of Finance. Mr. Schafer holds a B.S.E. from the University of Pennsylvania and an M.B.A. from the Anderson Graduate School of Management at UCLA.

Julianna R. Wood joined us as Vice President, Corporate Communications and Investor Relations in May 2003. From December 2001 to May 2003, Ms. Wood was Senior Director of Investor Relations and Corporate Communications at Caliper Technologies Corporation. She served in a similar capacity at Sangamo BioSciences, Inc. from March 2000 to August 2001 and Chiron Corporation, from November 1997 to March 2000. Ms. Wood holds a B.A. from Stanford University and has an M.B.A. from Duke University.

Marilyn E. Wortzman, C.P.A. was appointed our Vice President, Finance and Administration in March 2004. From February 2003 to March 2004, Ms. Wortzman served as Vice President, Finance. From 1998 to 2003, Ms. Wortzman served as Controller. From 1997 to 1998, Ms. Wortzman served as our acting Controller. Prior to joining us, Ms. Wortzman served as Finance Manager for AutoDesk, Inc., a software company, from 1992 to 1996. Ms. Wortzman holds a B.A. in Political Science from Syracuse University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Ownership (1)

		Shares Issuable
	Outstanding	Pursuant to Options or
	Shares of	Warrants Exercisable
	Common	Within 60 Days of	Percent
Name of Beneficial Owner	Stock	February 15, 2006	of Total

5% Stockholders
Entities Affiliated with Arnold H. Snider(2)	3,694,263	—	8.95%
780 Third Ave., 37th Floor New York, NY 10017
Entities Affiliated with Sectoral Asset Management Inc.(3)	3,256,360	—	7.89%
2120-1000 Sherbrooke St. West Montreal PQ H3A 3G4 Canada
FMR Corp.(4)	2,963,510	—	7.18%
82 Devonshire Street Boston, MA 02109
Directors and Executive Officers
Paul Goddard, Ph.D.	—	43,000	*
Antonio J. Grillo-López, M.D	—	27,083	*
Magnus Lundberg	—	10,000	*
Corinne H. Lyle	—	—	*
Hollings C. Renton(5)	22,597	755,354	1.85%
Wendell Wierenga, Ph.D.	—	33,500	*
Thomas G. Wiggans	—	5,417	*
Edward F. Kenney(6)	—	277,292	*
Leonard E. Post, Ph.D.(7)	18,775	312,000	*
Fabio M. Benedetti, M.D.(8)	—	100,000	*
Scott M. Freeman, M.D.(9)	8,600	199,000	*
All executive officers and directors as a group(12 persons)(10)	23,405	1,381,699	3.29%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,273,702 shares outstanding on February 15, 2006, adjusted as required by rules promulgated by the SEC.

(2)	Consists of (i) 1,595,922 shares of common stock held by Deerfield Partners, L.P., which is managed by Deerfield Capital, L.P. and (ii) 2,098,341 shares of common stock held by Deerfield International Limited, which is managed by Deerfield Management Company, L.P. Mr. Snider is the President of Snider Capital Corporation, which is in turn the General Partner of Deerfield Capital, L.P. Mr. Snider is also the President of

Snider Management Corporation, which is in turn the General Partner of Deerfield Management Company, L.P. Mr. Snider disclaims beneficial ownership of the shares held by Deerfield Partners, L.P. and Deerfield International Limited except to the extent of his pecuniary interest therein.

(3)	Sectoral Asset Management Inc, in its capacity as an investment adviser, has the sole right to dispose of or vote the number of shares set forth in the table above. Jérôme G. Pfund and Michael L. Sjöström are the sole shareholders of Sectoral Asset Management Inc. Sectoral Asset Management, Inc. and Messrs. Pfund and Sjöström disclaim beneficial ownership of our common stock held by Sectoral Asset Management Inc.

(4)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,918,410 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 2,918,410 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 7,600 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 7,600 shares and sole power to vote or to direct the voting of 7,600 shares of Common Stock owned by the institutional account(s) as reported above. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 37,500 shares of the Common Stock outstanding of the Company. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(5)	Includes 6,150 shares held by Mr. Renton, 15,247 shares held by the Renton Family Trust and 1,200 shares held by Mr. Renton’s spouse. Of the shares exercisable within 60 days of February 15, 2006, 167,710 would be unvested and subject to repurchase by us if exercised.

(6)	Of the shares exercisable within 60 days of February 15, 2006, 159,376 would be unvested and subject to repurchase by us if exercised.

(7)	On December 5, 2005, Onyx entered into a separation agreement with Dr. Post whereby Dr. Post resigned as an employee and officer of Onyx effective January 15, 2006, but continues to serve Onyx as a consultant. Of the shares exercisable within 60 days of February 15, 2006, 75,000 would be unvested and subject to repurchase by us if exercised.

(8)	Of the shares exercisable within 60 days of February 15, 2006, 70,834 would be unvested and subject to repurchase by us if exercised.

(9)	Of the shares exercisable within 60 days of February 15, 2006, 68,334 would be unvested and subject to repurchase by us if exercised.

(10)	See footnotes 5 and 6 above, as applicable. Of the shares exercisable within 60 days of February 15, 2006, 441,358 would be unvested and subject to repurchase by us if exercised. This total excludes the beneficial ownership of Dr. Freeman, Dr. Benedetti and Dr. Post whom, as of the date of this proxy statement, have ceased to serve as executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of Dr. Henry Fuchs and Mr. Edward Kenney.

COMPENSATION OF DIRECTORS

During fiscal year 2005, each of our non-employee directors received a pro-rated annual retainer of $20,000. In addition each committee chair received an additional annual retainer of $5,000 and each committee member (other than committee chairs) received an additional annual retainer of $2,500. In addition, each director received $2,000 for attending each Board of Directors meeting in person, $500 for each Board of Directors meeting attended telephonically and $500 for each committee meeting attended in person or telephonically. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $230,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with our policy.

Each of our non-employee directors have also received stock option grants under the 1996 Directors’ Plan and the 2005 Equity Incentive Plan which replaced the 1996 Directors’ Plan when it was approved by the Stockholders on June 1, 2005. Consistent with the 1996 Directors’ Plan, only our non-employee directors are eligible to receive director option grants under the Non-Discretionary Grant Program of the 2005 Equity Incentive Plan. Such options are not intended by us to qualify as incentive stock options under the Code.

Both the 1996 Directors’ Plan and the 2005 Equity Incentive Plan provided and now provide that each new member of our Board will be granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election to the Board and the automatic, non-discretionary grant of options to purchase 10,000 shares of our common stock on the anniversary of each non-employee director’s initial grant, if the non-employee director is continuing to serve as a director on the anniversary date. Under the 2005 Equity Incentive Plan, the Board may also elect, prior to the end of a fiscal year, to have the automatic annual stock option awards for the coming fiscal year replaced with stock bonus awards, the amount of which would be calculated based on the fair value of the option award and the fair market value of our common stock on the date of grant.

During the last fiscal year, we granted options to purchase an aggregate of 90,000 shares of common stock to our non-employee directors pursuant to the 1996 Directors’ Plan and the 2005 Equity Incentive Plan at a weighted average exercise price per share of $25.46, of which 10,000 shares were subsequently cancelled after the resignation of one non-employee director. As of March 31, 2006, options to purchase an aggregate of 98,750 shares had been exercised under the 1996 Directors’ Plan and no shares had been exercised under the 2005 Equity Incentive Plan .

The following table provides information regarding compensation of non-employee directors who served during the fiscal year ended December 31, 2005.

Non-Employee Director Compensation Table for Fiscal 2005

				Option Grants
						Fair
			Committee			Market
	Cash	Additional	Members/		Shares	Value (at
Name	Retainer	Meeting Fees	Chair Fees	Date	Granted	Grant)

Antonio J. Grillo-López, M.D.	$20,000	$8,500	$—	08/12/05	10,000	$20.03
Magnus Lundberg	20,000	11,000	2,500	06/08/05	10,000	23.70
Paul Goddard, Ph.D.	20,000	15,500	7,500	02/07/05	10,000	28.41
Corinne H. Lyle	5,000	4,500	—	10/05/05	20,000	24.14
Wendell Wierenga, Ph.D.	20,000	12,500	5,000	12/13/05	10,000	29.39
Thomas G. Wiggans	16,000	12,500	2,500	03/09/05	20,000	25.30
Nicole Vitullo [o](former director)	15,000	16,000	10,000	2/4/2005	10,000	28.70
George Scangos (former director)	4,000	2,000	—	—	—	—

[o]	Nicole Vitullo’s 2005 option grant of 10,000 shares was subsequently cancelled after her resignation from the Board on October 3, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2003, 2004 and 2005, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

						Long-Term
						Compensation
						Awards
						No. of
		Annual Compensation				Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation		Options	Compensation(3)

Hollings C. Renton	2005	$425,003	$200,000	$—		130,000	$3,111
Chairman, President and Chief	2004	419,962	200,000	—		100,000	3,548
Executive Officer	2003	384,516	100,000	—		70,000	3,111
Edward F. Kenney	2005	333,423	115,000	58,074	(5)	120,000	5,026
Executive Vice President and	2004	175,269	—	93,281	(4)	200,000	2,513
Chief Business Officer	2003	—	—	—		—	—
Leonard E. Post, Ph.D.(1)	2005	315,003	110,000	—		60,000	1,964	(6)
Former Senior Vice President,	2004	316,423	100,000	—		50,000	2,191	(6)
Research and Development	2003	294,785	45,000	100	(4)	25,000	1,929	(6)

Fabio M. Benedetti, M.D.	2005	257,753	—	109,709	(8)	100,000	573
Vice President, Medical Affairs	2004	—	—	—		—	—
	2003	—	—	—		—	—
Scott M. Freeman, M.D.	2005	270,003	105,000	4,500	(9)	60,000	1,248	(6)
Vice President, Clinical	2004	271,925	75,000	—		40,000	1,202	(7)
Development	2003	246,563	30,000	5,886	(4)	20,000	801

(1)	On December 5, 2005, Onyx entered into a separation agreement with Dr. Post whereby Dr. Post resigned as an employee and officer of Onyx effective January 15, 2006.

(2)	Represents amounts accrued by us in 2002, 2003 and 2004, but paid in 2003, 2004 and 2005 at our election.

(3)	Represents the taxable portion of group life insurance paid by us.

(4)	Represents relocation expenses.

(5)	Represents a relocation adjustment of $58,074 accrued in 2004, but paid in 2005.

(6)	Includes $300 wellness benefit.

(7)	Includes $225 wellness benefit.

(8)	Includes (i) relocation expenses of $17,709, (ii) mortgage assistance of $22,000, and (iii) a signing bonus of $70,000.

(9)	Represents mortgage assistance.

STOCK OPTION GRANTS AND EXERCISES

We grant options to our executive officers under our 2005 Equity Incentive Plan which replaced the 1996 Equity Incentive Plan when it was approved by the Stockholders on June 1, 2005. As of March 31, 2006, options to purchase a total of 4,521,542 shares were outstanding under these plans and options to purchase 2,718,115 shares remained available for grant.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

Option Grants in Last Fiscal Year

	Option Grants in Last Fiscal Year
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Employees in	Exercise		Price Appreciation For
	Options	Fiscal	Price Per	Expiration	Option Term(3)
Name	Granted	Year(1)	Share(2)	Date	5%	10%

Hollings C. Renton	130,000	7.99%	$25.30	03/08/15	$2,068,434	$5,241,819
Edward F. Kenney	70,000	4.30%	25.30	03/08/15	1,113,772	2,822,518
	50,000	3.07%	20.81	08/30/15	654,365	1,658,289
Leonard E. Post, Ph.D.	60,000	3.69%	25.30	03/08/15	954,662	2,419,301
Fabio M. Benedetti, M.D.	100,000	6.14%	29.04	01/30/15	1,826,310	4,628,228
Scott M. Freeman, M.D.	60,000	3.69%	25.30	03/08/15	954,662	2,419,301

(1)	Based on an aggregate of 1,628,000 options granted to our employees and consultants in fiscal year 2005 including the Named Executive Officers.

(2)	Exercise prices are equal to the closing price of our common stock on the Nasdaq Market on the date of grant.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5 percent and 10 percent assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of
			Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options		In the Money
	Acquired		at December 31,		Options at December 31,
	on	Value	2005		2005(1)
Name	Exercise	Realized	Vested	Unvested	Vested	Unvested

Hollings C. Renton	—	$—	584,729	203,125	$10,663,612	$1,368,521
Edward F. Kenney	—	$—	92,292	227,708	79,232	565,268
Leonard E. Post, Ph.D.	—	$—	254,187	87,813	4,576,405	434,595
Fabio M. Benedetti, M.D.	—	$—	—	100,000	—	—
Scott M. Freeman, M.D.	—	$—	170,730	79,270	3,181,042	363,688

(1)	Represents the fair market value of the underlying shares on the last day of the fiscal year 2005 ($28.80 based on the closing sales price of the common stock as reported on the Nasdaq National Market) less the exercise price of the options multiplied by the number of shares underlying the option.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

On October 5, 2005, our board of directors, upon the recommendation of the compensation committee of the board of directors, adopted a form of Executive Change in Control Severance Benefits Agreement (the “Agreement”). The Agreement is intended to attract and retain key executive talent for the Company. The Company has entered into an Agreement with its Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (each an “Executive”). Except as provided in the Agreement and explained below, the Agreement supersedes any other policy, plan, program or arrangement relating to severance benefits payable by the Company to the Executive. Under the Agreement, if an Executive’s employment with the Company terminates due to an “involuntary termination without cause” or a “constructive termination,” as those terms are defined in the Agreement, in either case within twenty-four (24) months following the effective date of a “change in control” (defined in the Agreement), an Executive will receive the following benefits:

(a) a lump sum cash payment equal to a multiple of his or her base salary and bonus determined by position, as follows: Chief Executive Officer — two times base salary and bonus; Executive Vice President and Senior Vice President —  one and one half times base salary and bonus; and Vice President — one times base salary and bonus;

(b) the Company shall pay (i) the projected COBRA premiums of the Chief Executive Officer for a period of 24 months in a lump sum; and (ii) the premiums for the other Executives for such period of time determined by position as follows, or until such earlier date as the Executive shall secure subsequent employment that shall provide the Executive with health benefits: Executive Vice President and Senior Vice President — 18 months; and Vice President — 12 months;

(c) continuation of payment of the premiums for the Executive’s group life insurance for the number of months determined by position as follows, or until such earlier date as the Executive shall secure subsequent employment that shall provide the Executive with life insurance benefits: Chief Executive Officer — 24 months; Executive Vice President and Senior Vice President — 18 months; and Vice President — 12 months;

(d) the Company shall pay for outplacement services for the Executive for a period of one year following termination, not to exceed $40,000 for the Chief Executive Officer, $25,000 for Executive Vice Presidents and Senior Vice Presidents and $15,000 for Vice Presidents;

(e) all stock awards granted to the Executive on or after the effective date of the Agreement will vest in full and the Executive will have twelve (12) months following termination to exercise these stock awards (unless the stock award term expires prior to that time, in which case to the end of the stock award term); and

(f) in the event that any severance benefits paid pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents shall be entitled to a “gross-up payment” (defined in the Agreement). Notwithstanding the foregoing, no gross-up payment will be paid if a reduction in parachute payments by ten percent (10%) would cause no Excise Tax to be imposed on an Executive.

Any stock awards held by an Executive that were granted on or after the effective date of any predecessor executive change in control severance benefits agreement (the “Predecessor Agreement”) and prior to the effective date of the Agreement (the “Prior Stock Awards”) shall continue to be governed by the Predecessor Agreement, as restated in the Agreement. The vesting of the Prior Stock Awards shall accelerate as follows:

(a) in the event of a “change in control” (defined in the Agreement), the vesting of fifty percent (50%) of the Prior Stock Awards shall be accelerated and shall be exercisable for twelve (12) months following any subsequent termination of the Executive’s employment (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term); and

(b) if an Executive’s employment with the Company terminates due to an “involuntary termination without cause” or a “constructive termination,” as those terms are restated in the Agreement, in either case within thirteen (13) months following a “change in control,” the Prior Stock Award will vest in full and the Executive will have twelve (12) months following termination in which to exercise the Prior Stock Award (unless the Prior Stock Award term expires prior to that time, in which case to the end of the Prior Stock Award term).

On December 5, 2005, we entered into a separation agreement with Leonard E. Post, Ph.D., Onyx’s Senior Vice President, Research and Development, pursuant to which Dr. Post resigned as an employee and officer of Onyx effective January 15, 2006. As severance, we have agreed to pay Dr. Post the equivalent of 12 months of his base salary, less standard withholdings and deductions, together with up to 12 months of premiums necessary to continue his current health insurance coverage and his 2005 bonus. Dr. Post will be eligible under the agreement to receive outplacement assistance of up to $20,000. Under the separation agreement, Dr. Post has also agreed to provide up to 40 hours of consulting services per month to Onyx for 12 months following his resignation, at an hourly rate of $400. Outstanding Onyx stock options held by Dr. Post will continue to vest during the consulting period, and vested stock options will be exercisable for 90 days following the termination of the consulting period. In connection with the separation agreement, Dr. Post granted a release in favor of Onyx.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

Role of the Compensation Committee

The overall goal of the Compensation Committee of the Board of Directors is to develop executive compensation policies and practices that are consistent with Onyx’s strategic business objectives. The Committee has the general responsibility for establishing the compensation payable to our executive officers and other senior management and to administer our stock option and purchase plans. The charter of the Compensation Committee is available on our corporate website at http://www.onyx-pharm.com/wt/page/corp gov. In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with it as the Committee deems appropriate.

Compensation Philosophy

Our compensation policy is designed to attract, motivate and retain executive officers and other employees who contribute to our long-term success. Our compensation program is designed to retain our key employees, reward past performance, incentivize future performance and balance short and long-term financial objectives in order to build stockholder value.

The compensation for all employees, including executive officers, is based on the compensation of employees in similar positions in other biotechnology companies, in accordance with published biotechnology compensation survey information, which included composite survey data provided in studies by Mellon, the Radford Biotech Survey and Top Five, and based upon the advice of our consultants. We target our compensation at the 60th percentile of the range of compensation of similarly situated employees, based upon data provided by these surveys and consultants.

To establish this relationship between employee compensation and the creation of stockholder value, the Board of Directors, in conjunction with the Compensation Committee, has adopted a total compensation package, which consists of three key elements:

•	a base salary,

•	a performance-based cash bonus, and

•	equity incentive compensation, in the form of grants of stock options, primarily to provide incentives for long-term performance.

Compensation Elements for Executive Officers

Base Salary

Salary adjustments for 2005 were based on each individual’s performance. In establishing base salaries for the executive officers other than the Chief Executive Officer, the Compensation Committee carefully reviewed the progress made in the programs headed by each officer and the role of these officers in the scientific and business development of Onyx’s programs. In addition, the Compensation Committee relied on market survey information. The salaries we paid in the past three years to our five most highly paid executive officers are shown in the table captioned “Summary Compensation Table” on page 22.

1 This Section is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

Performance-Based Cash Bonus

The Compensation Committee uses a broad-based annual incentive cash bonus plan for executive officers and employees. Under this program, we award bonuses to an employee based on whether we achieve certain goals identified by the Board and whether the employee meets individual performance objectives. For fiscal year 2005, the Compensation Committee determined that our corporate goals had been achieved at or above 120 percent of the target level of performance. For fiscal year 2005, approximately $2,235,000 was paid as incentive bonus cash payouts to executive officers and employees, other than the Chief Executive Officer, under this program.

Equity Incentive Compensation

We provide all Onyx employees with several ways to become stockholders and increase their stock ownership. Our primary equity incentive programs in 2005 consisted of the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan (the “Purchase Plan”) and the 2005 Equity Incentive Plan which replaced the 1996 Equity Incentive Plan when it was approved by the Stockholders on June 1, 2005.

At the time of hiring, each employee receives a standard initial stock option grant for that employee’s job position at Onyx. These options vest ratably over four years. In December 2000, the Compensation Committee began determining the amount, if any, of additional option grants to make to certain employees based on an annual review of each employee’s performance and each employee’s holdings of unvested options. These additional options vest ratably over four years. In addition, the Compensation Committee may consider special performance-based option grants and determines the vesting schedule of these options on an individual basis. The exercise price of options granted under the 2005 Equity Incentive Plan and 1996 Equity Incentive Plan is 100 percent of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only to the extent that the price of our common stock appreciates in the long term.

In 2005, the Board of Directors granted stock options to all executive officers. For those executive officers that had been with Onyx for one year or more, the grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of their key roles in Onyx’s growth and success. In reaching its decisions, the Compensation Committee relied on its experience and the vesting status of the executive officers’ previously granted stock options. Option grants during 2005 to the Named Executive Officers are included in the table captioned “Option Grants in Last Fiscal Year” on page 23.

The Board of Directors established the Purchase Plan both to encourage employees to continue working for Onyx and to motivate employees through an ownership interest in us. Under the Purchase Plan, employees, including officers, may have up to 15 percent of their earnings withheld for purchases of common stock on certain dates specified by the Purchase Plan. The price of common stock purchased will be equal to 85 percent of the lower of the fair market value of the common stock on the date of commencement of participation in each 6-month offering period or on each specified purchase date. Please see Proposal 3, the amendment to our Employee Stock Purchase Plan to increase the shares available for future grant, for more information on the Purchase Plan.

Chief Executive Officer Compensation

The amount of Mr. Renton’s total compensation in 2005 was based on Onyx’s accomplishments in 2004 and the Chief Executive Officer’s significant contributions toward our success at meeting corporate goals, including, among other things, financing activities, achievement of research and development goals, achievement of product commercialization goals, and objectives under our ongoing collaborations. In determining the Chief Executive Officer’s compensation, the Compensation Committee also evaluated the compensation of chief executives at other biotechnology companies, utilizing published biotechnology compensation survey information, as described above. We target the Chief Executive Officer’s compensation at the 60th percentile of the range of compensation of similarly situated chief executive officers, based upon data provided by these surveys and our consultants.

The Compensation Committee set performance objectives for the Chief Executive Officer to attain in 2004 in order to receive a bonus in 2005. The Compensation Committee determined that the performance objectives for 2004 were met at above the target level. Mr. Renton received 120 percent of his target bonus for fiscal year 2004 that was paid out in March of 2005. The Compensation Committee also set the performance objectives for the Chief Executive Officer to attain in 2005 in order to receive a bonus in 2006. The Compensation Committee determined that the performance objectives for 2005 were again met at or above 120 percent of the target level, and Mr. Renton received a bonus of $250,000 in March of 2006. The Compensation Committee took into account all of the same performance factors described above to grant an annual stock option award to Mr. Renton for his performance in 2005. As a result, in March of 2006, Mr. Renton was granted a stock option to purchase 140,000 shares of our common stock, vesting over four years. Mr Renton’s annual base salary was increased to $525,000 for 2006.

Certain Tax Considerations

Section 162(m) of the Code limits Onyx to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that the stock options granted under the 1996 and 2005 Equity Incentive Plans with an exercise price at least equal to the fair market value of Onyx’s common stock on the date of grant should be treated as “performance-based compensation.”

From the members of the Compensation Committee of Onyx Pharmaceuticals, Inc.

Paul Goddard, Ph.D., Chair
Wendell Wierenga, Ph.D. (since October 5, 2005)
Thomas G. Wiggans (since October 5, 2005)

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of three non-employee directors: Paul Goddard, Ph.D., Wendell Wierenga, Ph.D. and Thomas G. Wiggans. Ms. Nicole Vitullo also served on the Compensation Committee during the fiscal year ended December 31, 2005, but resigned from the Board of Directors and the Compensation Committee on October 4, 2005. During fiscal year ended December 31, 2005, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON2

The annual changes for the five-year period shown in the graph on this page are based on the assumption that $100 had been invested in our common stock, the Nasdaq Stock Market-US Index, and the Nasdaq Pharmaceutical Index on December 31, 2000 and that all dividends were reinvested. The total cumulative dollar returns show on the graph represent the value that investments would have had on December 31, 2005. We did not pay dividends during the period indicated.

2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS3

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2005.

Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

Ernst & Young LLP, our independent registered public accounting firm for 2005, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, Ernst & Young will express its own opinion on the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst &Young’s evaluation of our internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Ernst & Young has provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in our Annual Report on Form 10-K for the year ended December 31, 2005 and selected Ernst & Young as our independent registered public accounting firm for the year ended December 31, 2006.

From the members of our Audit Committee:

Corinne H. Lyle, Chair (since October 5, 2005)
Magnus Lundberg
Thomas G. Wiggans (since March 9, 2005)

3 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608, or (3) contact Investor Relations, at (510) 597-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

CERTAIN TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify the officer or director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones
Secretary

April 21, 2006

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL Year Ended December 31, 2005 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX PHARMACEUTICALS, INC., 2100 POWELL STREET, EMERYVILLE, CA 94608.

Appendix A

1996 EMPLOYEE STOCK PURCHASE PLAN

ONYX PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted March 26, 1996
Approved by the Stockholders on April 30, 1996
Amended February 4, 1998
Approved by the Stockholders on May 28, 1998
Amended February 9, 2000
Approved by the Stockholders on June 8, 2000
Amended February 12, 2002
Approved by the Stockholders on May 30, 2002
Amended March 1, 2006
Subject to Approval by the Stockholders on May   , 2006

1.	Purpose.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate four hundred thousand (400,000) shares of the Company’s common stock (the “Common Stock”). Such reserve includes an additional increase of seventy-five thousand (75,000) shares authorized by the Board on March 1, 2006, subject to stockholder approval at the 2006 Annual Meeting of Stockholders. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Covenants of the Company.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.	Adjustments upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Termination or Suspension of the Plan.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

ONYX PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 25, 2006
10:00 a.m. local time
2100 Powell Street
Emeryville, California

Onyx Pharmaceuticals, Inc. 2100 Powell Street Emeryville, CA 94608	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.
If no choice is specified, the proxy will be voted “FOR” all three nominees for director and “FOR” Items 2, 3 and 4.
By signing the proxy, you revoke all prior proxies and appoint Hollings C. Renton, Gregory J. Giotta and Robert L. Jones, and each of them, proxies with full power of substitution, to vote your shares of record at the close of business on April 18, 2006 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Vote by Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to:
Onyx Pharmaceuticals, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
– Please detach here –
The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	To elect the following three directors to hold office until the 2009 Annual Meeting of Stockholders	01 Paul Goddard, Ph.D. 02 Antonio J. Grillo- López, M.D. 03 Wendell Wierenga, Ph.D.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 shares.		☐	For	☐	Against	☐	Abstain

3.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 75,000 shares.		☐	For	☐	Against	☐	Abstain

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐			Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.